EXHIBIT 99.1

Global Self Storage Reports Record Third Quarter 2021 Results

Strong Pricing Power and Lease-up Performance Drove Record Revenues, FFO and AFFO; Together with Expansion of Capital Resources, Positions Company for Continued Growth

Millbrook, NY, November 15, 2021 - Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns, operates, manages, acquires, and redevelops self-storage properties, reported results for the third quarter ended September 30, 2021. All comparisons are to the same year-ago period unless otherwise noted.

Q3 2021 Highlights

•
Total revenues increased 16.4% to a record $2.7 million.
•
Total expenses decreased 1.8% to $1.9 million.
•
Net income increased to $0.6 million or $0.06 per fully diluted share.
•
Funds from operations (FFO) increased 59.3% to a record $957,000 or $0.09 per diluted share.
•
Adjusted FFO (AFFO) increased 59.1% to a record $1.0 million or $0.10 per diluted share (see definition of FFO and AFFO, both non-GAAP terms, and their reconciliation to GAAP, below).
•
Same-store revenues increased 13.8% to a record $2.1 million.
•
Same-store net operating income (NOI) increased 20.5% to a record $1.4 million, as described below (see definition of same-store NOI, a non-GAAP term, and its reconciliation to GAAP, below).
•
Same-store occupancy at September 30, 2021 increased to 94.3% from 93.5% at September 30, 2020.
•
Same-store average tenant duration of stay at September 30, 2021 was approximately 3.2 years, up from approximately 3.0 years as of September 30, 2020.
•
Maintained quarterly dividend of $0.065 per share.
•
Capital resources at September 30, 2021 totaled approximately $20.5 million.

First Nine Months 2021 Highlights

•
Total revenues increased 13.6% to a record $7.7 million.
•
Total expenses decreased 3.2% to $5.9 million.
•
Net income increased $1.9 million to $1.9 million or $0.19 per fully diluted share.
•
Funds from operations (FFO) increased 59.9% to a record $2.3 million or $0.24 per diluted share.
•
Adjusted FFO (AFFO) increased 58.0% to a record $2.5 million or $0.25 per diluted share.

•
Same-store revenues increased 9.9% to a record $6.1 million.
•
Same-store net operating income (NOI) increased 13.8% to a record $3.8 million, as described below.
•
Same-store occupancy at September 30, 2021 increased to 94.3% from 93.5% at September 30, 2020.
•
Same-store average tenant duration of stay at September 30, 2021 was approximately 3.2 years, up from approximately 3.0 years as of September 30, 2020.
•
Maintained quarterly dividend of $0.065 per share.

Management Commentary

“In Q3, our strong pricing power and lease-up performance drove another quarter of record revenues, FFO and AFFO,” stated Global Self Storage president and CEO, Mark C. Winmill. “In fact, we once again led our peer group of public self-storage REITs in FFO and AFFO growth.

“We believe this exceptional performance was driven by our approach to the market that enabled us to capture the increasing demand for storage units, with this primarily driven by the migration trend of people moving from urban to suburban areas, as well as overall population growth.

“We strengthened our capital resources during the quarter by extending and increasing our revolving credit facility from $10 million to $15 million, as well as by raising aggregate gross proceeds of approximately $6.9 million in a public offering in June 2021. This brought our capital resources to total approximately $20.5 million at quarter end. This was comprised of $2.8 million in cash, cash equivalents and restricted cash, $2.7 million in marketable securities, and $15.0 million available for withdrawal under our revolving credit facility.

"These financial resources mean we are well positioned to fund and engage in a variety of growth opportunities, such as existing property expansion, acquisitions or joint ventures. In fact, we are currently evaluating additional expansion opportunities at certain properties in our portfolio.

“We see attractive self-storage acquisition opportunities in our target markets that could benefit from our successful management techniques. These proprietary techniques allow us to consider properties where other buyers would likely not be able to achieve the same level of performance. This approach gives us a competitive edge in an increasingly active acquisition environment for self-storage properties.

“Looking ahead in 2022, we believe our specialized approach to self-storage will support accretive acquisitions and drive continued FFO and AFFO growth. IBISWorld recently reported that the U.S. self-storage market should grow at a 2.2 percent compound annual growth rate to reach $44.5 billion by 2024. Given the market’s current positive outlook, we believe we are well positioned for continued growth during the remainder of 2021.”

Dividend

On September 1, 2021, the company declared a quarterly dividend of $0.065 per share, consistent with the quarterly dividend for the year-ago period and previous quarter.

Q3 Financial Summary

Total revenues increased 16.4% to $2.7 million in the third quarter of 2021, as compared to $2.3 million in the same period last year. The increase was primarily attributable to the Millbrook, NY and West Henrietta, NY expansions, and increases in rental rates and occupancy at the company’s wholly-owned stores.

Total operating expenses in the third quarter of 2021 decreased 1.8% to $1.9 million, compared to $2.0 million in the same period last year. The improvement was primarily due to a decrease in depreciation and amortization expense.

Net income was $629,000 or $0.06 per diluted share in the third quarter of 2021, as compared to $337,000 or $0.04 per diluted share in the same period last year.

As of September 30, 2021, the company’s capital resources totaled approximately $20.5 million, comprised of $2.8 million in cash, cash equivalents and restricted cash, $2.7 million of marketable securities, and $15.0 million currently available for withdrawal under the company’s revolving credit facility.

Q3 Same-Store Results

At September 30, 2021, Global Self Storage owned nine same-store properties and three non-same-store properties, and managed one third-party owned property.

For the third quarter of 2021, same-store revenues increased 13.8% to $2.1 million compared to $1.9 million in the same period last year. This increase was due primarily to consistent rent collections, despite the COVID-19 pandemic, and increased rental rates.

Same-store cost of operations in the third quarter increased 2.9% to $739,000, compared to $718,000 in the same period last year. This increase in same-store cost of operations was due primarily to increased landscaping expenses for the period.

Same-store NOI increased 20.5% to $1.4 million in the third quarter of 2021, compared to $1.2 million in the same period last year. The increase was primarily due to the increase in revenues.

Same-store occupancy at September 30, 2021 increased to 94.3% from 93.5% at September 30, 2020.

Same-store average duration of tenant stay at September 30, 2021 was 3.2 years, up from approximately 3.0 years as of September 30, 2020.

For a reconciliation of net income to same-store NOI see, “Reconciliation of GAAP Net Income to Same-Store Net Operating Income,” below.

Q3 Operating Results

Net income in the third quarter of 2021 was $629,000 or $0.06 per diluted share, compared to $337,000 or $0.04 per diluted share in the third quarter of 2020.

General and administrative expenses increased 5.4% to $595,000 in the third quarter of 2021, compared to $564,000 in the same period last year. The increase was primarily attributable to increases in stock-based compensation for 2021 due to restricted stock grants, expenses related to the company’s annual meeting of stockholders, and increased premiums for E&O/D&O insurance.

Business development costs increased to $1,800 in the third quarter of 2021 compared to business development costs of $417 in the same period last year. The increase is primarily attributable to more activities related to capital raising, store acquisitions, and third-party management marketing expenses.

Interest expense for the third quarter of 2021 decreased to $257,000 from $291,000 in the year-ago period. This decrease was attributable to a lower amount of funds drawn and fluctuating interest expense on funds drawn on the company’s revolving credit facility.

FFO in the third quarter of 2021 increased 59.3% to $957,000 or $0.09 per diluted share, compared to FFO of $601,000 or $0.06 per diluted share in the same period last year.

AFFO in the third quarter of 2021 increased 59.1% to $1.0 million or $0.10 per diluted share, compared to AFFO of $637,000 or $0.07 per diluted share in the same period last year.

First Nine Months 2021 Financial Summary

Total revenues increased 13.6% to $7.7 million in the first nine months of 2021, as compared to $6.8 million in the same period last year. The increase was primarily attributable to the West Henrietta, NY acquisition, increases in rental rates at the company’s other wholly-owned stores, and to a lesser extent, the company’s Millbrook, NY and West Henrietta, NY expansions.

Total operating expenses in the first nine months of 2021 decreased 3.2% to $5.9 million, compared to $6.1 million in the same period last year. The improvement was primarily attributable to a decrease in depreciation and amortization expense.

Net income was $1.9 million or $0.19 per diluted share in the first nine months of 2021, as compared to net loss of $41,000 or $(0.00) per diluted share in the same period last year.

First Nine Months 2021 Same-Store Results

For the first nine months of 2021, same-store revenues increased 9.9% to $6.1 million compared to $5.5 million in the same period last year. These increases were due primarily to consistent rent collections, despite the COVID-19 pandemic, and increased rental rates.

Same-store cost of operations in the first nine months of 2021 increased 3.8% to $2.3 million, compared to $2.2 million in the same period last year. This increase in same-store cost of operations was due primarily to increased landscaping expenses resulting from snow removal.

Same-store NOI increased 13.8% to $3.8 million in the first nine months of 2021, compared to $3.4 million in the same period last year. The increase was primarily due to the increase in revenues.

Same-store occupancy at September 30, 2021 increased to 94.3% from 93.5% at September 30, 2020.

Same-store average duration of tenant stay at September 30, 2021 was 3.2 years, up from approximately 3.0 years as of September 30, 2020.

For a reconciliation of net income to same-store NOI see, “Reconciliation of GAAP Net Income to Same-Store Net Operating Income,” below.

First Nine Months 2021 Operating Results

Net income in the first nine months of 2021 was $1.9 million or $0.19 per diluted share, compared to net loss of $41,000 or $(0.00) per diluted share in the first nine months of 2020.

General and administrative expenses decreased 1.0% to $1.80 million in the first nine months of 2021, compared to $1.82 million in the same period last year. The decrease was primarily attributable to a decrease in certain professional fees.

Business development costs were $6,600 in the first nine months of 2021 compared to business development costs of $10,500 in the same period last year. The decrease is primarily attributable to less expenses related to third-party management marketing, store acquisition, and capital raising expenses.

Interest expense for the first nine months of 2021 decreased to $829,000 from $891,000 in the same period last year.

FFO in the first nine months of 2021 increased 59.9% to $2.3 million or $0.24 per diluted share, compared to FFO of $1.5 million or $0.16 per diluted share in the same period last year.

AFFO in the first nine months of 2021 increased 58.0% to $2.5 million or $0.25 per diluted share, compared to AFFO of $1.6 million or $0.17 per diluted share in the same period last year.

Q3 and First Nine Months 2021 FFO and AFFO (unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$629,062	$337,124	$1,901,608	$(41,444)
Eliminate items excluded from FFO:
Unrealized gain on marketable equity securities	(81,992)	(245,571)	(791,189)	(27,402)
Depreciation and amortization	409,763	509,219	1,221,938	1,527,901
FFO attributable to common stockholders	956,833	600,772	2,332,357	1,459,055
Adjustments:
Compensation expense related to stock-based awards	54,092	35,283	140,274	99,762
Business development, capital raising, store acquisition, and third-party management marketing expenses	1,797	471	6,635	10,528
AFFO attributable to common stockholders	$1,012,722	$636,526	$2,479,266	$1,569,345

Earnings per share attributable to common stockholders - basic	$0.06	$0.04	$0.19	$(0.00)
Earnings per share attributable to common stockholders - diluted	$0.06	$0.04	$0.19	$(0.00)
FFO per share - diluted	$0.09	$0.06	$0.24	$0.16
AFFO per share - diluted	$0.10	$0.07	$0.25	$0.17

Weighted average shares outstanding - basic	10,601,521	9,277,043	9,757,458	9,269,834
Weighted average shares outstanding - diluted	10,635,006	9,290,984	9,787,317	9,269,834

Additional Information

More information about the company’s third quarter 2021 results, including financial statements and related notes, is available on Form 10-Q as filed with the U.S. Securities and Exchange Commission and posted to the investor relations section of the company’s website.

About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, and redevelops self-storage properties. The company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on Twitter, LinkedIn and Facebook.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT’s net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes financing activities presented on our statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the company believes that to further understand the performance of its stores, FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the company’s financial statements.

Adjusted FFO (“AFFO”) represents FFO excluding the effects of business development, capital raising, store acquisition, and third-party management marketing expenses and non-recurring items, which we believe are not indicative of the company’s operating results. We present AFFO because we believe it is a helpful measure in understanding our results of operations insofar as we believe that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of our ongoing operating results. We also believe that the investment community considers our AFFO (or similar measures using different terminology) when evaluating us. Because other REITs or real estate companies may not compute AFFO in the same manner as we do, and may use different terminology, our computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies.

We believe net operating income or “NOI” is a meaningful measure of operating performance because we utilize NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization.

NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.

Same-Store Self Storage Operations Definition

The company considers its same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. Management considers a store to be stabilized once it has achieved an occupancy rate that management believes, based on management’s assessment of market-specific data, is representative of similar self storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. Management believes that same-store results are useful to investors in evaluating the company’s performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions, or new ground-up developments. At September 30, 2021, the company owned nine same-store properties and three non same-store properties. The company believes that, by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, variances in occupancy, rental revenue, operating expenses, and NOI, stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions, or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the company’s stores as a whole.

Cautionary Note Regarding Forward Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the company, which may cause the company’s actual results to be materially different from those expressed or implied by such statements, including the negative impacts from COVID-19 on the economy, the self storage industry, the broader financial markets, the company's financial condition, results of operations and cash flows and the ability of the company's tenants to pay rent. The company may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the company’s examination of historical operating trends and estimates of future earnings, are based upon the company’s current expectations and various assumptions. The company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the company’s expectations, beliefs and projections will result or be achieved. All forward looking statements apply only as of the date made. The company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Company Contact:
Thomas O'Malley, Chief Financial Officer
Global Self Storage

Tel (212) 785-0900, ext. 267
tomalley@globalselfstorage.us

Media Contact:

Tim Randall

CMA Media

Tel (949) 432-7572

Email contact

Investor Relations:

Ronald Both or Justin Lumley

CMA Investor Relations

Tel (949) 432-7566

Email contact

GLOBAL SELF STORAGE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Real estate assets, net	$58,790,221	$59,768,533
Cash and cash equivalents	2,527,319	1,614,771
Restricted cash	231,505	340,672
Investments in securities	2,707,640	1,916,451
Accounts receivable	106,200	106,521
Prepaid expenses and other assets	510,420	351,764
Line of credit issuance costs, net	258,948	152,542
Goodwill	694,121	694,121
Total assets	$65,826,374	$64,945,375
Liabilities and equity
Note payable, net	$18,036,797	$18,389,176
Accounts payable and accrued expenses	1,439,711	1,373,308
Line of credit borrowing	—	5,144,000
Total liabilities	19,476,508	24,906,484
Commitments and contingencies
Equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized, 10,708,613 and 9,343,118 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	107,086	93,431
Additional paid in capital	46,766,712	40,455,409
Accumulated deficit	(523,932)	(509,949)
Total equity	46,349,866	40,038,891
Total liabilities and equity	$65,826,374	$64,945,375

GLOBAL SELF STORAGE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Rental income	$2,608,664	$2,237,424	$7,402,570	$6,521,176
Other property related income	102,428	90,989	288,249	246,148
Management fees and other income	19,426	17,496	56,408	52,341
Total revenues	2,730,518	2,345,909	7,747,227	6,819,665
Expenses
Property operations	940,372	907,350	2,831,693	2,698,639
General and administrative	594,547	564,162	1,804,371	1,822,353
Depreciation and amortization	409,763	509,219	1,221,938	1,527,901
Business development	1,797	471	6,635	10,528
Total expenses	1,946,479	1,981,202	5,864,637	6,059,421
Operating income	784,039	364,707	1,882,590	760,244
Other income (expense)
Dividend and interest income	19,533	17,648	56,396	62,017
Unrealized gain on marketable equity securities	81,992	245,571	791,189	27,402
Interest expense	(256,502)	(290,802)	(828,567)	(891,107)
Total other income (expense), net	(154,977)	(27,583)	19,018	(801,688)
Net income (loss) and comprehensive income (loss)	$629,062	$337,124	$1,901,608	$(41,444)
Earnings per share
Basic	$0.06	$0.04	$0.19	$(0.00)
Diluted	$0.06	$0.04	$0.19	$(0.00)
Weighted average shares outstanding
Basic	10,601,521	9,277,043	9,757,458	9,269,834
Diluted	10,635,006	9,290,984	9,787,317	9,269,834

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on the company’s consolidated statements of operations for the periods indicated (unaudited):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Net income (loss)	$629,062	$337,124	$1,901,608	$(41,444)
Adjustments:
Management fees and other income	(19,426)	(17,496)	(56,408)	(52,341)
General and administrative	594,547	564,162	1,804,371	1,822,353
Depreciation and amortization	409,763	509,219	1,221,938	1,527,901
Business development	1,797	471	6,635	10,528
Dividend, interest, and other income	(19,533)	(17,648)	(56,396)	(62,017)
Unrealized (gain) loss on marketable equity securities	(81,992)	(245,571)	(791,189)	(27,402)
Interest expense	256,502	290,802	828,567	891,107
Non same-store revenues	(572,272)	(448,873)	(1,600,770)	(1,224,254)
Non same-store cost of operations	201,665	189,783	575,127	523,900
Total same-store net operating income	$1,400,113	$1,161,973	$3,833,483	$3,368,331

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Same-store revenues	$2,138,819	$1,879,539	$6,090,048	$5,543,070
Same-store cost of operations	738,706	717,566	$2,256,565	2,174,739
Total same-store net operating income	$1,400,113	$1,161,973	$3,833,483	$3,368,331